MODIFICATION AGREEMENT

MODIFICATION AGREEMENT (this “Agreement”), dated as of August 31, 2018, by and among Good Gaming, Inc., a Delaware Corporation (the “Company”) and HGT Capital LLC (“HGT”).

WHEREAS, HGT is the holder of a promissory note in the principal amount, with accrued interest, having a balance of $107,238 (the “Note”);

WHEREAS, the Note is currently in default and has a principal and interest of $107,238 as of the date hereof.

WHEREAS, the Company has an immediate need for a capital infusion for several purposes including but not limited to funds needed to pay its auditors to complete their review of the Company’s financial statements for the quarter ended June 30, 2018 which is necessary to finalize and file the Company’s Form 10-Q for the quarter ended June 30, 2018;

WHEREAS, ViaOne Services, Inc. (“ViaOne”) which the Company is currently indebted to in the amount of $1,034,399.54 has indicated that they would loan the Company the necessary funds to file the 10-Q and all necessary filings through at least the Company’s 10-K for the year ended December 31, 2018 pursuant to a line of credit (the “LOC”), provided that such funds must come in as loans secured by all of the assets of Good Gaming, Inc. and that the Company must come to terms with certain creditors/holders including HGT to modify certain terms of their arrangement.

WHEREAS, the Company and HGT desire to enter into this Agreement to modify certain terms of the Note.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Note, as amended hereby.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Company and HGT hereby agree as follows:

1. CONSENT.

2. HGT hereby consents to the Company entering into a letter of credit with ViaOne which provides that ViaOne shall receive a security interest in all of the assets of the Company to secure new funds advanced under the LOC.

3. MODIFICATION OF NOTE. – HGT and the Company agree to modify the terms of the Note as follows:

(a) It is agreed that the Note currently has a balance of $107,238 on it.

(b) It is agreed that the Note shall be convertible at any time into common stock of the Company based on a 25% discount to the average closing price of the Common Stock on the lowest five trading days out of the 20 trading days prior to conversion. Such common stock may be issued without restrictive legend if applicable exemption from registration is available.

(c) Any and all alleged Events of Default are hereby waived; and

(d) The Note shall not bear any interest after the date hereof.

4. SALE PROHIBITIONS – HGT agrees that for any of the first three (3) months following the date of this Modification Agreement, it will not sell more than (i) the greater of 20% of the total amount of shares of common stock which would be issuable upon conversion of the Note and (ii) 30% of the total volume of shares of the Common Stock that are traded in the month of conversion unless the Company otherwise consents.

5. REPRESENTATIONS AND WARRANTIES

(a) HGT’s Representations. HGT hereby represents and warrants to the Company:

(i) HGT is either an individual or an entity validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii) This Agreement has been duly authorized, validly executed and delivered by HGT and is a valid and binding agreement and obligation of HGT enforceable against HGT in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and HGT has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and thereunder.

(iii) HGT understands that this Agreement is a condition to the completion of the Transactions, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of HGT set forth herein.

(iv) HGT is not acquiring the shares issuable upon exercise of this Note as a result of any advertisement, article, notice or other communication regarding the Company published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(v) HGT owns and holds, beneficially and of record, the entire right, title, and interest in and to the Note.

(vi) HGT will dismiss the lawsuit filed with the NY State Supreme Court (Index #: 655976/2016) with the Company with prejudice and any and all rights of HGT with respect to the Note will be governed by this Agreement.

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(b) Company Representations. The Company hereby represents and warrants to HGT that this Agreement has been duly authorized, validly executed and delivered by the Company in accordance with its terms and the Company has full power and authority to execute this Agreement and to perform its obligations hereunder and thereunder.

6. CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.

The obligations of the Company to HGT hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing HGT with prior written notice thereof:

(a) The representations and warranties of HGT in Section 4(a) hereof shall be true and correct as of the date when made and as of the date of conversion as though made at that time (except for representations and warranties that speak as of a specific date).

7. MISCELLANEOUS.

(a) Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear its own expenses in connection with transactions contemplated hereby.

(b) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(g) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(i) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

(j) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Good Gaming,Inc.

415 McFarlan Road, Suite 108

Kennett Square, PA 19348

Telephone: (888)295-7279

Attention: Chief Executive Officer

Copy (which shall not constitute valid notice) to:

Sichenzia Ross Ference Kesner LLP

1185 Avenue of the Americas, 37th Floor

New York, NY 10036

Telephone: (212) 930-9700

Facsimile: (212) 930-9725

Attention: Greg Sichenzia, Esq.

If to HGT Capital LLC, at :

800 Palisade Avenue, Unit 2005

Fort Lee, NJ 07024

[Signature Page Follows]

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IN WITNESS WHEREOF, HGT and the Company have caused their respective signature page to this Modification Agreement to be duly executed as of the date first written above.

COMPANY:
GOOD GAMING, INC.
By:
Name:
Title:

HOLDER:

HGT CAPITAL LLC

By:	/s/ Victor Halpert
Name:	Victor Halpert
Title:	Managing director

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